Exhibit 24

Joint Filer Information

Address:	c/o Crosspoint Venture Partners, The Pioneer Hotel Building
2925 Woodside Road, Woodside, CA 94062

Designated Filer:     Crosspoint Venture Partners 1996 LP

Issuer & Ticker Symbol:     IPASS, Inc. (IPAS)

Date of Event Requiring Statement:  July 23, 2003

Crosspoint Venture Partners LS 1997 L.P.

By:	/s/ SETH D. NEIMAN
Name:	Seth D. Neiman

Address:	c/o Crosspoint Venture Partners, The Pioneer Hotel Building
2925 Woodside Road, Woodside, CA 94062

Designated Filer:     Crosspoint Venture Partners 1996 LP

Issuer & Ticker Symbol:     IPASS, Inc. (IPAS)

Date of Event Requiring Statement:  July 23, 2003

Crosspoint Venture Partners LS 2000 L.P.

By:	/s/ SETH D. NEIMAN
Name:	Seth D. Neiman

Address:	c/o Crosspoint Venture Partners, The Pioneer Hotel Building
2925 Woodside Road, Woodside, CA 94062

Designated Filer:     Crosspoint Venture Partners 1996 LP

Issuer & Ticker Symbol:     IPASS, Inc. (IPAS)

Date of Event Requiring Statement:  July 23, 2003

/s/ SETH D. NEIMAN
Seth D. Neiman